UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2005

Lincoln Electric Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-1402	34-1860551

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

22801 St. Clair Avenue
Cleveland, Ohio 44114
(Address of Principal Executive Offices)     (Zip Code)

(212) 481-8100
Registrant’s telephone number, including area code:

N/A

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction 2.A below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On April 4, 2005, the Board of Directors of Lincoln Electric Holdings, Inc. (the “Company”) adopted an amendment to the Company’s Cash Long-Term Incentive Plan (“LTIP”) to, among other things, provide that the performance measurement for awards for the three-year performance period for January 1, 2005 through December 31, 2007 will be based on growth in reported net income measured over the entire three-year period instead of using year-over-year averaging. A description of the LTIP, as amended, is being filed as Exhibit No. 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit
No.	Description
10.1	Summary of Cash Long-Term Incentive Plan, as amended

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2005

LINCOLN ELECTRIC HOLDINGS, INC.
By /s/ Vincent K. Petrella
Name:	Vincent K. Petrella
Title:	Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Summary of Long-Term Incentive Plan, as amended